UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA

Alexandria Division

In re:                                                    )
                                                            )          Case No. 04-13819-SSM
                                                            )          Jointly Administered
US AIRWAYS, INC., et al.1,                   )          Chapter 11
                                                            )
                    Debtors.                            )
___________________________)

ORDER AUTHORIZING INTERIM RELIEF PURSUANT TO SECTION 1113(e)
OF THE BANKRUPTCY CODE

     This matter comes before the Court on the Debtors' Motion for Interim Relief Pursuant to Section 1113(e) of the Bankruptcy Code (the "Motion").1 Hearings were held in open court on October 7, 12, 14, and 15, 2004.

     Upon consideration of the pleadings, testimony, exhibits, and argument of counsel, and for the reasons stated orally on the record, the Court finds as follows: (1) This Court has jurisdiction over the Motion and the affected parties pursuant to 28 U.S.C. Section 1334 and 157(a) and the general order of reference from the U.S. District Court for the Eastern District of Virginia; (2) The Motion constitutes a core proceeding pursuant to 28 U.S.C. Section 157(b)(2); (3) Proper and adequate notice of the Motion has been given to all persons entitled to receive such notice and no further notice is required; and (4) The relief sought in the Motion, to the extent granted by this Order, including the interim modifications to the Debtors' collective bargaining agreements ("CBAs") set forth below, are essential to the continuation of the Debtors' business.

     Therefore, it is:

     ORDERED that the Motion is GRANTED to the extent set forth in this order; and it is further
     ORDERED that, pursuant to 11 U.S.C. Section 1113(e), the Debtors are authorized to make the following interim modifications to the relevant CBA:

1. ALPA: (1) a reduction in base rates of pay by 21% frozen at the reduced level for all longevity steps in all classifications (excluding MidAtlantic Airways); (2) replacement of the current pilot defined contribution pension plan contribution rate with an across the board ten percent (10%) employer contribution, not to exceed qualified limits; (3) suspension of the Company's obligation under the ALPA Agreement regarding Minimum Aircraft (including the daily utilization rate measured monthly) and Minimum Block Hours, as set forth in the July 2002 Restructuring Agreement as amended by Letter of Agreement #84, and other productivity provisions of Letter of Agreement #84 that are contingent on such Minimum Aircraft and Minimum Block Hour provisions will remain in full force and effect, except to the extent amended by the interim relief, as if such Minimum Aircraft and Minimum Block Hour provisions were satisfied; and (4) a provision allowing the Company's Vice President of Flight Operations to, for each month, and at any time prior to or during such month, establish the monthly pay cap at 85, 90 or 95 hours by Position (as such term is defined in the US Airways-ALPA Agreement); provided, however, that such establishment of a revised monthly pay cap will not result in furloughs, but would be used to balance staffing in the event of attrition or staffing shortages that might disrupt flight operations.

2. AFA: (1) a reduction in base rates of pay by 21% frozen at the reduced level for all longevity steps (excluding MidAtlantic Airways); (2) suspension of the Company's obligation under the provisions of the parties' January 2003 Restructuring Agreement regarding Minimum Aircraft (including the daily utilization rate measured monthly); and (3) a provision allowing the Company's Vice President of Inflight to, for each month, at any time prior to or during such month, increase the monthly obligation for all flight attendants in a given base by either five (5) or ten (10) hours (or by one (1) additional trip for flight attendants in the ITD); provided, however, that such establishment of a revised monthly pay obligation will not result in furloughs, but would be used to balance staffing in the event of attrition or staffing shortages that might disrupt flight operations.

3. CWA. (1) a reduction in base rates of pay for all longevity steps in all classifications (excluding MidAtlantic Airways or Mainline Express CWA-represented employees) by 21% frozen at the reduced level; (2) suspension of the employer match contribution to the defined contribution retirement plan and suspension of the current employer base contribution, to be replaced with a flat 3% employer base contribution; and (3) non-applicability of the Company's obligations to maintain a minimum number of aircraft (including the daily utilization rate measured monthly) as set forth in the groups' January 2003 Restructuring Agreements.

4. IAM Mechanics : (1) a reduction in base rates of pay for all longevity steps in all classifications by 21% frozen at the reduced level; (2) suspension of the employer match to the employees' 401K plans; (3) non-applicability of the Company's obligations to maintain a minimum number of aircraft as set forth in the group's January 2003 Restructuring Agreement; and (4) to the extent not already permitted under the terms of the basic agreement between the parties, a provision permitting the Company to outsource all heavy base maintenance activities on all Airbus narrow-bodied and wide-bodied aircraft, provided that no mechanic and related employees will be furloughed as a result of the outsourcing.

5. IAM Fleet Service: (1) a reduction in base rates of pay for all longevity steps in all classifications (excluding MidAtlantic Airways and Mainline Express) by 21% frozen at the reduced level; (2) reduction of employer contributions to the IAM National Pension Fund to a flat 3%; and (3) non-applicability of the Company's obligations to maintain a minimum number of aircraft as set forth in the group's January 2003 Restructuring Agreement.

6. IAM Maintenance Training Specialists: (1) a reduction in base rates of pay for all longevity steps in all classifications by 21% frozen at the reduced level; (2) reduction of employer contributions to the IAM National Pension Fund to a flat 3%; and (3) nonapplicability of the Company's obligations to maintain a minimum number of aircraft as set forth in the group's January 2003 Restructuring Agreement.

The interim relief authorized by this order shall extend through February 15, 2005, except to the extent such relief is earlier superceded as to any particular labor group by changes to the collective bargaining agreement agreed to by the parties or approved by the court under Section 1113(c).

Dated: Alexandria, Virginia
October 15, 2004

                                               ___________________________________
                                               Honorable Stephen S. Mitchell
                                               UNITED STATES BANKRUPTCY JUDGE
                                               /s/ Stephen S. Mitchell
                                               Entered on docket 10/15/2004

Copies to:

Brian P. Leitch, Esquire
Arnold & Porter, LLP
370 Seventeenth Street, Suite 4500
Denver, CO 80202
Counsel for the debtors in possession

Lawrence E. Rifken, Esquire
McGuire Woods, LLP
1750 Tysons Boulevard, Suite 1800
McLean, VA 22102-3915
Local counsel for the debtors in possession

Jeffrey A. Bartos
Guerrieri, Edmond Clayman, PC
1625 Massachusetts Avenue, NW
Suite 700
Washington, DC 20036
Counsel for Association of Flight Attendants- CWA, AFL-CIO

Daniel M. Katz, Esquire
Katz & Ranzman, PC
1015 18th Street, NW
Suite 801
Washington, DC 20036
Counsel for the Communications Workers of America, AFL-CIO

Sharon Levine, Esquire
Lowenstein Sandler, PC
65 Livingston Avenue
Roseland, NJ 07068
International Association of Machinists and Aerospace Workers, AFL-CIO

Richard M. Seltzer, Esquire
Cohen, Weiss and Simon, LLP
330 West 42nd Street
New York, NY 10036
Counsel for Air Line Pilots Association

Scott L. Hazan, Esquire
Otterbourg, Steindler, Houston & Rosen, PC
230 Park Avenue
New York, NY 10169-0075
Counsel to the Official Committee of Unsecured Creditors

Malcolm M. Mitchell, Jr.
Voyrs, Sater, Seymour and Pease, LLP
277 South Washington Street, Suite 310
Alexandria, VA 22314-3674
Counsel for the Official Committee of Unsecured Creditors

Dennis J. Early, Esquire
Assistant United States Trustee
Office of the United States Trustee
115 South Union Street, Suite 210
Alexandria, VA 22314

1 Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Motion.